Exhibit 23.1
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                  [Letterhead of PricewaterhouseCoopers LLP]



                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated October 28, 2003 relating to the financial statements and financial statement schedule, which appears in Agere Systems Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
February 6, 2004